UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 15, 2021

Impac Mortgage Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-14100	33-0675505
(Commission File Number)	(IRS Employer Identification No.)

19500 Jamboree Road, Irvine, California	92612
(Address of Principal Executive Offices)	(Zip Code)

(949) 475-3600

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, $0.01 par value	IMH	NYSE American
Preferred Stock Purchase Rights	IMH	NYSE American

Item 8.01	Other Events

As previously reported, on December 7, 2011, a purported class action was filed in the Circuit Court of Baltimore City (“Circuit Court”) entitled Timm v. Impac Mortgage Holdings, Inc., et al. alleging on behalf of holders of Impac Mortgage Holdings’ (the “Company’s”) 9.375% Series B Cumulative Redeemable Preferred Stock (Preferred B) and 9.125% Series C Cumulative Redeemable Preferred Stock (Preferred C) who did not tender their stock in connection with the completion of the Company’s 2009 Offer to Purchase and Consent Solicitation that (i) the Company failed to achieve the required consent of the Preferred B and Preferred C holders, (ii) the consents to amend the Preferred B and Preferred C stock were not effective because they were given on unissued stock (after redemption), (iii) the Company tied the tender offer with a consent requirement that constituted an improper “vote buying” scheme, and (iv) that the tender offer was a breach of a fiduciary duty. The action sought the payment of two quarterly dividends for the Preferred B and Preferred C holders, the unwinding of the consents and reinstatement of the cumulative dividend on the Preferred B and Preferred C stock, among other rights, and the election of two directors by the Preferred B and Preferred C holders. The action also sought punitive damages and legal expenses.

On July 16, 2018, the Circuit Court entered a Judgement Order whereby it (1) declared and entered judgment in favor of all defendants on all claims related to the Preferred C holders and all claims against all individual defendants thereby affirming the validity of the 2009 amendments to the Preferred C Articles Supplementary; (2) declared its interpretation of the voting provision language in the Preferred B Articles Supplementary to mean that consent of two-thirds of the Preferred B stockholders was required to approve the 2009 amendments to the Preferred B Articles Supplementary, which consent was not obtained, thus rendering the amendments invalid and leaving the 2004 Preferred B Articles Supplementary in effect; (3) ordered the Company to hold a special election within sixty days for the Preferred B stockholders to elect two directors to the Board of Directors pursuant to the 2004 Preferred B Articles Supplementary (which Directors will remain on the Company’s Board of Directors until such time as all accumulated dividends on the Preferred B have been paid or set aside for payment); and (4) declared that the Company is required to pay three quarters of dividends on the Preferred B stock under the 2004 Preferred B Articles Supplementary (approximately $1.2 million, but did not order the Company to make any payment at this time). The Circuit Court declined to certify any class pending the outcome of appeals and certified its Judgment Order for immediate appeal. In addition, the Circuit Court stayed the requirement to hold a special election and for the payment of dividends as set forth in (3) and (4) above.

On October 2, 2019, the Court of Special Appeals held oral argument for all appeals in the matter. On April 1, 2020, the Court of Special Appeals issued an opinion affirming the judgment in favor of plaintiffs on the Preferred B voting rights arguing that the voting rights provision was not ambiguous.  The Court of Special Appeals concluded that the voting rights provision was not ambiguous and that it unambiguously supports plaintiffs’ interpretation requiring a separate two-third vote of the Preferred B stockholders to amend the Preferred B Articles Supplementary.

In response, the Company filed a petition for a writ of certiorari to the Maryland Court of Appeals appealing the Court of Special Appeals opinion. The Maryland Court of Appeals granted the writ of certiorari on July 13, 2020, agreeing to hear the Company’s appeal. All parties submitted their briefs and oral argument was held on December 4, 2020.

On July 15, 2021, the Maryland Court of Appeals affirmed the decision of the Circuit Court (and the Court of Special Appeals) in granting summary judgment in favor of the plaintiffs on the Preferred B voting rights and, although the Court of Appeals found the voting rights provision to be ambiguous, it concluded that the extrinsic evidence presented to the Circuit Court, which it found to be undisputed, supported the plaintiffs’ interpretation that the voting rights provision required separate voting by the Preferred B stockholders to amend the Preferred B Articles Supplementary. Accordingly, the 2009 amendments to the Preferred B Articles Supplementary were not validly adopted and the 2004 Preferred Articles Supplementary remain in effect. A copy of the Maryland Court of Appeals Opinion is attached hereto as Exhibit 99.1 and incorporated herein by reference.

As a result, as of June 30, 2021, the Company has cumulative undeclared dividends in arrears of approximately $18.3 million, or approximately $27.54 per outstanding share of Preferred B, thereby increasing the liquidation value to approximately $52.54 per share. Additionally, every quarter the cumulative undeclared dividends in arrears will increase by $0.5859 per Preferred B share, or approximately $390 thousand.  The liquidation preference, inclusive of Preferred B cumulative undeclared dividends in arrears, is only payable upon voluntary or involuntary liquidation, dissolution or winding up of the Company’s affairs.  In addition, once the Circuit Court lifts its stay, the Company will be required to pay the three quarters of dividends on the Preferred B stock under the 2004 Preferred B Articles Supplementary (approximately $1.2 million), and the Preferred B stockholders shall be entitled to call a special meeting for the election of two additional directors.

The 2004 Preferred Articles Supplementary also provide for certain other voting rights prior to amendment of any provisions of the Company’s charter so as to materially and adversely affect the Series B Preferred Stock, or approve a merger or similar transaction unless the Series B Preferred Stock remain outstanding and materially unchanged. The Company is also prohibited from paying any dividend on its common stock until dividends on the Series B Preferred Stock are paid in full for all past dividend periods and the then-current dividend period.

Item 9.01	Financial Statements and Exhibits

99.1	Impac Mortgage Holdings. v. Curtis Timm, et al., July 15, 2021, Maryland Court of Appeals.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPAC MORTGAGE HOLDINGS, INC.

Date: July 19, 2021

	By:	/s/ Joseph Joffrion
	Name:	Joseph Joffrion
	Title:	General Counsel